Schedule 14A
                                (Rule 14a-101)

                    Information Required in Proxy Statement
                           Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                C.R. Bard, Inc.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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

                             Supplement to the
                            Proxy Statement for the
                    2003 Annual Meeting of Shareholders of
                               C. R. Bard, Inc.

     The following supplement should be read in conjunction with the proxy statement (the "Proxy Statement") for the 2003 Annual Meeting of Shareholders of C. R. Bard, Inc., which will be held on Wednesday, April 16, 2003, at Dolce Hamilton Park, 175 Park Avenue, Florham Park, New Jersey.

     As a result of a clerical error, the Summary Compensation Table on page 13 of the Proxy Statement incorrectly reported John H. Weiland's 2002 "Bonus" and "Other Annual Compensation". Mr. Weiland's "Bonus" and "Other Annual Compensation" for 2002 should have been reported as $527,805 and $242,458, respectively, instead of $242,458 and $286,527.